BY-LAWS OF

                       PREFERRED EMPLOYERS HOLDINGS, INC.

                            (A Delaware Corporation)









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                                TABLE OF CONTENTS
                                -----------------

ARTICLE I - OFFICES..........................................................1
      Section 1.1       Registered Office....................................1
      Section 1.2       Other Offices........................................1

ARTICLE II - SEAL............................................................1

ARTICLE III - MEETINGS OF STOCKHOLDERS.......................................1
      Section 3.1       Place of Meetings....................................1
      Section 3.2       Annual Meeting.......................................1
      Section 3.3       Election of Directors................................2
      Section 3.4       Special Meetings.....................................2
      Section 3.5       Notice of Meetings...................................2
      Section 3.6       Quorum...............................................2
      Section 3.7       Proxies..............................................3
      Section 3.8       Organization.........................................3
      Section 3.9       Order of Business....................................4
      Section 3.10      Consent in Lieu of Meetings..........................4
      Section 3.11      List of Stockholders.................................4
      Section 3.12      Notice of Stockholder Proposals and Nomination.......5

ARTICLE IV - BOARD OF DIRECTORS..............................................7

      Section 4.1       General Powers, Number, Election, Term of Office and
                        Vacancies............................................7
      Section 4.2       Regular Meetings.....................................7
      Section 4.3       Special Meetings.....................................7
      Section 4.4       Quorum, Voting.......................................8
      Section 4.5       Consent in Lieu of Meeting...........................8
      Section 4.6       Telephonic Meeting...................................9
      Section 4.7       Compensation.........................................9
      Section 4.8        Removal.............................................9
      Section 4.9       Executive and Other Committees.......................9

ARTICLE V - OFFICERS........................................................11
      Section 5.1       Number and Qualifications...........................11
      Section 5.2       Term of Office......................................11
      Section 5.3       Resignations........................................11
      Section 5.4       Removal.............................................12
      Section 5.5       Salaries............................................12
      Section 5.6       Chairman of the Board...............................12
      Section 5.7       Chief Executive Officer.............................12
      Section 5.8       President...........................................12

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      Section 5.9       Secretary...........................................13
      Section 5.10      Treasurer...........................................13

ARTICLE VI - VACANCIES AND RESIGNATIONS.....................................13
      Section 6.1       Vacancies...........................................13
      Section 6.2       Resignations........................................14
      Section 6.3       Resignations Effective at Future Date...............14

ARTICLE VII - STOCK CERTIFICATES, DIVIDENDS, ETC............................14
      Section 7.1       Stock Certificates..................................14
      Section 7.2       Record Holders......................................15
      Section 7.3       Transfers of Stock..................................15
      Section 7.4       Lost Certificate....................................15
      Section 7.5       Record Date.........................................16
      Section 7.6       Dividends...........................................18

ARTICLE VIII - MISCELLANEOUS PROVISIONS.....................................19
      Section 8.1       Checks..............................................19
      Section 8.2       Fiscal Year.........................................19
      Section 8.3       Notice..............................................19
      Section 8.4       Waiver of Notice....................................19
      Section 8.5       Corporate Records...................................20

ARTICLE IX - AMENDMENTS.....................................................20

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                                   BY-LAWS OF

                       PREFERRED EMPLOYERS HOLDINGS, INC.

                            (A Delaware Corporation)

ARTICLE I - OFFICES

     Section 1.1 Registered Office. The registered office of the Corporation in the state of Delaware shall be at 1013 Centre Road, City of Wilmington, County of New Castle. The registered agent in charge thereof shall be Corporation Service Company.

     Section 1.2 Other Offices. The Corporation may also have offices at such other places as the Board of Directors may from time to time appoint or the business of the Corporation may require.

                                ARTICLE II - SEAL

     The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware"

                     ARTICLE III - MEETINGS OF STOCKHOLDERS

     Section 3.1 Place of Meetings. Meetings of the stockholders shall be held at any place within or without the State of Delaware, as may be selected from time to time by the Board of Directors, or as may be specified in the Notice of the Meeting.

     Section 3.2 Annual Meeting. The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly be brought


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before the meeting shall be held each year at such date and time as the Board of
Directors shall determine.

     Section 3.3 Election of Directors. Elections of the directors of the Corporation need not be by written ballot.

     Section 3.4 Special Meetings. Except as provided by Section 6.1 of these By-Laws, special meetings of the stockholders may be called at any time only by the Chief Executive Officer or the Board of Directors. At any time, upon written request of any person or persons who have called a special meeting, it shall be the duty of the Secretary to fix the date of such meeting, to be held not more than sixty (60) days after receipt of such request, and to give due notice thereof as provided herein. If the Secretary shall neglect or refuse to fix the date of such meeting and give notice thereof, the person or persons calling such meeting may do so.

     Business transacted at any special meeting shall be confined to the objects stated in the notice, and matters germane thereto, as determined by the presiding officer of the meeting in his sole discretion.

     Section 3.5 Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

     Unless otherwise provided by law, written notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days prior to the date of the meeting to each stockholder entitled to vote at such meeting.


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     Section 3.6 Quorum. Except as otherwise provided by law or the Certificate of Incorporation, a majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If less than a majority of the outstanding shares entitled to vote is represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At any adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The stockholders present at a duly organized meeting may continue to transact business until adjournment notwithstanding the withdrawal of sufficient stockholders to reduce the remaining number below that which constitutes a quorum.

     Section 3.7 Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period.

     A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. All proxies shall be filed with the Secretary of the meeting before being voted upon.



     Section 3.8 Organization. At each meeting of stockholders, the Chairman of the Board or, in his absence or if one shall not have been elected, the President, shall act as the


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presiding officer of the meeting. The Secretary or, in his absence or inability to act, the person whom the presiding officer of the meeting shall appoint shall act as secretary of the meeting and keep the minutes.

     Section 3.9 Order of Business. The order of business at all meetings of the stockholders shall be determined by the presiding officer of the meeting.

     Section 3.10 Consent in Lieu of Meetings. Any action required to be taken at any annual or special meeting of stockholders of a Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting and without a vote, in accordance with Section 7.5(b) of these By-Laws, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

     Section 3.11 List of Stockholders. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. No share of stock upon which any installment is due and unpaid shall be voted at any meeting. The list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of not less than ten (10) days prior to the meeting, either at a place within the city


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where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the entire duration of the meeting, and may be inspected by any stockholder who is present thereat.

     Section 3.12 Notice of Stockholder Proposals and Nomination. (a) At an annual meeting, only such business shall be conducted, and only such proposals shall be acted upon, including, without limitation, the nomination of persons for election to the Board of Directors of the Corporation, as shall have been brought before the annual meeting (i) by, or at the direction of, the Board of Directors or (ii) by any stockholder of the Corporation who properly complies with the notice procedures set forth in paragraph (b) of this Section 3.12.

     (b) For a nomination or proposal to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, such stockholder's notice must be delivered to, or mailed to and received at, the principal executive offices of the Corporation not less than sixty (60) days and not more than ninety (90) days prior to the scheduled annual meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if less than seventy (70) days' notice or prior public disclosure of the date of the scheduled annual meeting is given or made, notice by the stockholder, to be timely, must be so delivered or received not later than the close of business on the tenth (10th) day following the earlier of the day on which such notice of the date of the scheduled annual meeting was mailed or the day on which such public disclosure was made. A stockholder's notice to the Secretary shall set forth (i) as to each person whom the stockholder proposes to


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nominate for election to the Board of Directors all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Rule 14a-11 thereunder, including, without limitation, such person's written consent to being designated in the proxy statement as a nominee and to serving as a Director if elected and (ii) as to any other matter the stockholder proposes to bring before the annual meeting (A) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (B) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business and any other stockholders known by such stockholder to be supporting such proposal, (C) the class and number of shares of the Corporation's stock which are beneficially owned by the stockholder on the date of such stockholder's notice and by any other stockholders known by such stockholder to be supporting such proposal on the date of such stockholder's notice, and (D) any financial interest of the stockholder in such proposal.

     (c) The presiding officer of the annual meeting shall have the power and duty to determine whether a stockholder proposal or nomination, as the case may be, was made in accordance with the terms of this Section 3.12 and, if a stockholder proposal or nomination was not made in accordance with such terms, to declare that such proposal or nomination shall be disregarded.

     (d) Nothing in this Section 3.12 shall prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors and committees



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of the Board of Directors; but, in connection with such reports, no business shall be acted upon at such annual meeting unless stated, filed and received as herein provided.

                         ARTICLE IV - BOARD OF DIRECTORS

     Section 4.1 General Powers, Number, Election, Term of Office and Vacancies. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not less than three (3) nor more than fifteen (15) directors, the exact number of which shall be determined from time to time by resolution adopted by affirmative vote of a majority of the entire Board of Directors. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor.

     Section 4.2 Regular Meetings. Regular meetings of the Board shall be held without notice on a quarterly basis at the registered office of the Corporation, or at such other time and place as shall be determined by the Board.

     Section 4.3 Special Meetings. Special meetings of the Board may be called by the Chief Executive Officer on three (3) days notice to each director, either personally, by mail, by facsimile, or by telegram. Special meetings shall be called by the Chief Executive



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Officer, the Chairman of the Board or the Secretary in like manner and on like notice on the written request of any three directors in office.

     Section 4.4 Quorum, Voting. A majority of the total number of directors shall constitute a quorum for the transaction of business, but in the absence of a quorum a majority of those present (or if only one be present, then that one) may adjourn the meeting, without notice other than announcement at the meeting, until such time as a quorum is present. Except as otherwise required by law, the Certificate of Incorporation or the By-Laws, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors and the vote of a majority of the members of any committee of the Board of Directors shall be the act of such committee. With respect to matters described in Sections 4.9 hereof requiring an approval, consent or recommendation from the Executive Committee, Audit Committee, Investment Committee or Compensation Committee, the Board of Directors shall not act with respect to such matter until after any necessary approval, consent or recommendation of such committee is obtained.

     Section 4.5 Consent in Lieu of Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee, as appropriate. The Board of Directors may hold its meetings, and have an office or offices outside of this state.

     Section 4.6 Telephonic Meeting. Any one or more directors may participate in a meeting of the Board, or of a committee of the Board, by means of conference telephone or


                                      -8-
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similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in this manner shall constitute presence in person at such meeting.

     Section 4.7 Compensation. The Board of Directors may determine the compensation of Directors who are not also officers or employees of the Corporation. In addition, as determined by the Board, Directors may be reimbursed by the Corporation for travel expenses if any, incurred by them in attending any meetings of the Board or committee thereof. No such compensation or reimbursement shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

     Section 4.8 Removal. Any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except that when cumulative voting is permitted, if less than the entire Board is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors, or, if there be classes of directors, at an election of the class of directors of which he is a part.

     Section 4.9 Executive and Other Committees. The Board of Directors shall have four (4) committees, an Executive Committee, an Audit Committee, a Compensation Committee, and an Investment Committee and may designate other committees by resolution passed by a majority of the whole Board of Directors.

     The Executive Committee shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the

Corporation between meetings of the Board, and may authorize the seal of the corporation to be affixed to all papers which may require it. The Executive Committee will require prior approval of the Audit Committee, Investment Committee and Compensation Committee to act on those matters which are included within those committees' areas of responsibility as set forth herein.

     The Compensation Committee shall review and recommend to the Board of Directors compensation, including incentive arrangements, for senior management of the Corporation and employee compensation programs and shall administer the Corporation's stock option plans and any other option plans as the Board may designate. The Corporation's Board of Directors shall determine the compensation of all of the Corporation's executive officers based on recommendations from the Compensation Committee. The Compensation Committee shall consist of no fewer than three (3) directors of which a majority shall be Independent Directors. "Independent Directors" for purposes of these By-Laws shall mean directors independent of management and free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment and shall not include directors who are affiliates of the Corporation or its subsidiaries.

     The Audit Committee shall review and evaluate the results and scope of the audit and other services provided by the Company's independent accountants, as well as the Corporation's accounting principles and system of internal accounting controls. The Audit Committee shall consist of no fewer than three
(3) directors of which a majority shall be Independent Directors.


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


     The Investment Committee shall establish the Company's investment policy and shall have complete discretion in investing the Company's portfolio. The Investment Committee shall consist of no fewer than three (3) directors of which a majority shall be Independent Directors.

                              ARTICLE V - OFFICERS

     Section 5.1 Number and Qualifications. The executive officers of the Corporation shall be chosen by the Board of Directors and shall consist of a Chief Executive Officer, a President, a Secretary and a Treasurer. The Board of Directors, in its discretion, may also choose a Chairman of the Board of Directors (who must be a Director), one or more Vice-Presidents and such other officers as it shall deem advisable and in the interests of the Corporation. Any two or more offices may be held by the same person, and no officer except the Chairman of the Board need be a Director.

     Section 5.2 Term of Office. Each officer of the Corporation shall hold office for one year and until his successor shall have been duly chosen and shall have qualified, or until his death, or until he shall have resigned or have been removed or disqualified, as hereinafter provided in these By-Laws.

     Section 5.3 Resignations. Any officer of the Corporation may resign at any time by giving written notice of his resignation to the Corporation. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon receipt by the Corporation.


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

     Section 5.4 Removal. Any officer of the Corporation may be removed, with or without cause, at any time, by the Board of Directors.

     Section 5.5 Salaries. The salaries of all officers of the Corporation shall be fixed by the Board of Directors; provided, however, that compensation of all executive officers of the Corporation shall be fixed by the Board of Directors based upon the recommendations of the Compensation Committee of the Board of Directors.

     Section 5.6 Chairman of the Board. The Chairman of the Board shall have the overall general power and duties of supervision and management usually vested in the office of Chairman of a Corporation.

     Section 5.7 Chief Executive Officer. The Chief Executive Officer shall have the overall general power and duties of supervision and management of the Corporation including responsibility for the establishment and supervision of all policies of the Corporation subject to the control of the Board of Directors.

     Section 5.8 President. The President shall have responsibility for the day-to-day management of the business of the Corporation subject to the control of the Board of Directors, and shall ensure that all orders and resolutions of the Board are carried into effect, subject, owever, to the right of the Board to delegate any specific powers to any other officer or officers of the Corporation. The President shall be directly answerable to the Chief Executive Officer.

     Section 5.9 Secretary. The Secretary shall attend all sessions of the Board of Directors and all meetings of the stockholders and act as clerk thereof, and record all the votes of the Corporation and the minutes of all of its transactions in a book to be kept for that

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purpose, and shall perform like duties for all committees of the Board of
Directors, and shall perform such other duties as may be prescribed by the Board of Directors or Chief Executive Officer, under each of whose supervision he shall be. The Secretary shall keep in safe custody the corporate seal of the Corporation, and when authorized by the Board, shall affix the same to any instrument requiring it.

     Section 5.10 Treasurer. The Treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and shall keep the moneys of the Corporation in a separate account to the credit of the Corporation. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and Directors, at the regular meetings of the Board of Directors, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

                     ARTICLE VI - VACANCIES AND RESIGNATIONS

     Section 6.1 Vacancies. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise, shall be filled by the Board of Directors. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director. If at any time, by reasons of death or resignation or other cause, the Corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of these By-Laws.

     Section 6.2 Resignations. Any Director or other officer of the Corporation may resign at any time, such resignation to be in writing, and to take effect from the time of its receipt by the Corporation, unless some time be fixed in the resignation and then from that date. The acceptance of a resignation shall not be required to make it effective.

     Section 6.3 Resignations Effective at Future Date. When one or more Directors shall resign from the Board effective at a future date, a majority of the Directors then in office, including those who have resigned from the Board effective at a future date, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.

                ARTICLE VII - STOCK CERTIFICATES, DIVIDENDS, ETC.

     Section 7.1 Stock Certificates. Shares of stock of the Corporation shall be represented by certificates. The stock certificates of the Corporation shall be numbered and registered in the share ledger and transfer books of the Corporation as they are issued. They shall bear the corporate seal and shall be signed by the Chairman of the Board, the President or Vice President and by the Treasurer, Assistant Treasurer, Secretary or Assistant Secretary of the Corporation.

     Section 7.2 Record Holders. The Corporation shall be entitled for all purposes to treat a person registered on its books as the owner of shares, as the owner of those shares, with the exclusive right, among other things, to receive dividends and to vote with regard to those shares. The Corporation shall be entitled to hold a person registered on its books as the owner of shares liable for calls and assessments, if any may legally be made, and shall not be bound to recognize any equitable or other claim to, or interest in, shares of its stock on the part of any other person, whether or not the Corporation shall have express or other notice of the claim or interest of the other person, except as otherwise provided by the laws of Delaware.

     Section 7.3 Transfers of Stock. Shares of stock of the Corporation shall be transferable on the books of the Corporation by the holder of record thereof or by his attorney, pursuant to applicable law and such rules and regulations as the Board of Directors shall from time to time prescribe. Any shares represented by a certificate shall be transferable only upon surrender of the certificate therefor with an assignment endorsed thereon or attached thereto and duly executed and with such proof of authenticity of signatures as the Corporation may reasonably require.

     Section 7.4 Lost Certificate. The Corporation may issue a new certificate of stock in the place of any certificate theretofore signed by it alleged to have been lost, stolen, mutilated or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate or his legal representative to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

     Section 7.5 Record Date. (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of

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stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.

     If no record date is fixed:

          (i) The record date for determining stockholders entitled to notice of, or to vote at, a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

          (ii) Except as provided in Section 7.5(b) below with respect to stockholders' written consents, the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

          (iii) A determination of stockholders of record entitled to notice of, or to vote at, a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     (b) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. Such notice shall specify the action proposed to be consented to by stockholders. The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within ten (10) days after the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation. Such delivery to the Corporation shall be made to its registered office in the State of Delaware, its principal place of business, or any officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded, to the attention of the Secretary of the Corporation. Such delivery shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

     In the event of delivery of a written consent or written consents purporting to authorize or take corporate action, and/or related revocations (each such written consent and related revocation, individually and collectively, a "Consent"), the Secretary shall provide for the safekeeping of such Consent and shall immediately appoint duly qualified and objective

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inspectors to conduct as promptly as practical, such reasonable ministerial review as they deem necessary or appropriate for the purpose of ascertaining the sufficiency and validity of such Consent and all matters incident thereto, including, without limitation, whether holders of a requisite number of shares having the requisite voting power to authorize or take the action specified in the Consent have given consent. If after such investigation the Secretary shall determine that the Consent is sufficient and valid, that fact shall be certified on the records of the Corporation kept for the purpose of recording the proceedings of meetings of the stockholders, and the Consent shall be filed in such records, at which time the Consent shall become effective as stockholder action.

     Section 7.6 Dividends. The Board of Directors may declare and pay dividends upon the outstanding shares of the Corporation, from time to time and to such extent as they deem advisable, in the manner and upon the terms and conditions provided by statute and the Certificate of Incorporation.

                     ARTICLE VIII - MISCELLANEOUS PROVISIONS

     Section 8.1 Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers as the Board of Directors may from time to time designate.

     Section 8.2 Fiscal Year. The fiscal year of the Corporation shall end on December 31.

     Section 8.3 Notice. Whenever written notice is required to be given to any person, it may be given to such person, either personally or by sending a copy thereof through


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the mail, by telegram, or by facsimile transmission, charges prepaid, to his address appearing on the books of the Corporation, or supplied by him to the Corporation for the purpose of notice. If the notice is sent by mail or by telegraph, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office for transmission to such person designated. If the notice is sent by facsimile transmission, it shall be deemed to have been given to the person entitled thereto when transmitted with confirmation postmarked on the same day. Such notice shall specify the place, day and hour of the meeting and, in the case of a special meeting of stockholders, the nature of the business to be transacted.

     Section 8.4 Waiver of Notice. Whenever any written notice is required by statute, or by the Certificate of Incorporation or the By-Laws of this Corporation, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Except in the case of a special meeting of stockholders, neither the business to be transacted at nor the purpose of the meeting need be specified in the waiver of notice of such meeting. Attendance of a person, either in person or by proxy, at any meeting shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.

     Section 8.5 Corporate Records. Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Corporation's stock ledger, a list of its stockholders and its other books and records, and to


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make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office in the state of Delaware or at its principal place of business.

                             ARTICLE IX - AMENDMENTS

     These By-Laws may be amended or repealed or new By-Laws may be adopted at an annual or special meeting of the stockholders at which a quorum is present or represented, by the vote of the holders of a majority of the outstanding shares of capital stock entitled to vote thereon, provided that notice of the proposed amendment or repeal or adoption of the new By-Laws is contained in the notice of such meeting. These By-Laws may also be amended or repealed or new By-Laws may be adopted by the Board of Directors at any regular or special meeting of the Board of Directors.


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